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                                   EXHIBIT 99

           FOR INCLUSION IN NEW VALLEY CORPORATION'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996









                                      E-51

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                                                                     Page 1 of 3



                                   EXHIBIT 99


     At the Annual Meeting, every holder of record of $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), $.01 par value (the "Class A Senior Preferred Shares"), $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), $.10 par value (the "Class B Preferred Shares") and Common Shares, $.01 par value (the "Common Shares"), of the Company at the close of business on May 20, 1996 (the "Record Date") was entitled to vote, in person or by proxy, 9.29 votes for each Class A Senior Preferred Share, one vote for each Class B Preferred Share and one vote for each Common Share, as the case may be, held by such holder. As of the Record Date, the Company had outstanding 1,035,462 Class A Senior Preferred Shares, 2,790,776 Class B Preferred Shares and 191,552,476 Common Shares.

     The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting were either present in person or represented by proxy, and constituted a quorum for the transaction of business at the Annual Meeting, as indicated in the following table:


                                                         Present in Person or Represented by Proxy
                    Shares       Votes       Votes         No. of          No. of         Percent
                  Outstanding  Per Share  Outstanding      Shares          Votes          of Class
                  -----------  ---------  -----------  --------------  --------------  --------------
Common Shares       191,552,476    1      191,552,476   172,363,673     172,363,673        89.9%

Class A Senior
Preferred Shares      1,035,462  9.29       9,619,442       992,362       9,219,043        95.8%

Class B
Preferred Shares      2,790,776    1        2,790,776     2,461,195       2,461,195        88.2%

Combined            195,378,714           203,962,694   175,817,230     184,043,911        90.2%

     The following constitutes a brief description of the matters voted upon at the Annual Meeting and a tabulation of the results:

     1. Seven nominees were elected as directors of the Company by more than the required plurality of affirmative votes of the holders of Common Shares, Class A Senior Preferred Shares and Class B Preferred Shares, voting together as a single class, to serve until the next annual stockholders' meeting:


                           VOTED FOR DIRECTORS                    VOTE WITHHELD
                           -------------------                    -------------
                    No. of Votes  % of Outstanding      No. of Votes  % of Outstanding
                    ------------       Votes            ------------       Votes
                                       -----                               -----
Arnold I. Burns     178,730,529        87.6              5,313,375         2.6

Ronald J. Kramer    178,737,252        87.6              5,308,652         2.6

Richard J. Lampen   178,714,275        87.6              5,329,629         2.6

Bennett S. LeBow    178,416,946        87.5              5,626,958         2.8

Howard M. Lorber    178,717,996        87.6              5,325,908         2.6

Paul L. McDermott   178,739,712        87.6              5,304,169         2.6

Richard S. Ressler  178,643,500        87.6              5,310,404         2.6


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                                                                     Page 2 of 3


     2. Two nominees were elected as directors of the Company by more than the required plurality of affirmative votes of the holders of Class A Senior Preferred Shares, voting as a class, to serve until the earlier of the date on which dividend arrearages have been eliminated on such class of preferred shares or the date of the next annual stockholders' meeting:


                         VOTED FOR DIRECTORS                  VOTE WITHHELD
                         -------------------                  -------------
                    No. of Votes  % of Outstanding    No. of Votes  % of Outstanding
                    ------------        Votes         ------------       Votes
                                        -----                            -----
Henry C. Beinstein   9,118,451          94.8           100,592           1.0

Barry W. Ridings     9,118,451          94.8           100,583           1.0

     3. Two nominees were elected as directors of the Company by more than the required plurality of affirmative votes of the holders of Class B Preferred Shares and Class A Senior Preferred Shares, voting together as a single class, to serve until the earlier of the date on which dividend arrearages have been eliminated on the Class B Preferred Shares or the date of the next annual stockholders' meeting:


                      VOTED FOR DIRECTORS                     VOTE WITHHELD
                      -------------------                     -------------
                    No. of Votes  % of Outstanding        No. of Votes  % of Outstanding
                    ------------       Votes              ------------       Votes
                                       -----                                 -----
Henry C. Beinstein   11,507,739        92.3                 172,499           1.4

Barry W. Ridings     11,507,681        92.7                 172,557           1.4

     4. The appointment of Coopers & Lybrand L.L.P. as independent auditors for the year 1996, was ratified by more than the required affirmative vote of the holders of a majority of all the outstanding classes of shares:

                                             FOR                       AGAINST                            ABSTAIN
                                             ---                       -------                            -------
                          No. of Votes  % of Outstanding   No. of Votes   % of Outstanding   No. of Votes  % of Outstanding
                          ------------       Votes        --------------       Votes         ------------      Votes
                                             -----                             -----                           -----
Common Shares             164,265,224        85.8           3,183,161           1.6          4,915,279         2.6

Class A Senior
Preferred Shares            9,192,213        95.6              20,875           .20              5,955         .06

Class B Preferred Shares    2,379,175        85.3              64,067           2.3             17,953          .6

Combined                  175,836,612        86.2           3,268,103           1.6          4,939,187        2.42





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                                                                     Page 3 of 3



     5. The proposal to change the Company's jurisdiction of incorporation from the State of New York to the State of Delaware (the "Reincorporation"), to be effected pursuant to a merger agreement that provides for, among other things, (i) the merger of the Company with and into a wholly owned Delaware subsidiary (in order to effect the Reincorporation) and (ii) a "reverse stock split" of the Common Shares to reduce the number of such Common Shares outstanding on a one-for-twenty basis, was approved by more than the required affirmative vote of (i) the holders of two-thirds of all the outstanding classes of shares and (ii) the holders of a majority of all of the outstanding Common Shares, voting as a separate class:




                                             FOR                        AGAINST                          ABSTAIN
                                             ---                        -------                          -------
                          No. of Votes  % of Outstanding    No. of Votes   % of Outstanding   No. of Votes  % of Outstanding
                          ------------       Votes          ------------         Votes         ------------       Votes
                                             -----                               -----                            -----
Common Shares             128,612,158          67.1          10,380,072           5.4             679,517           .4

Class A Senior
Preferred Shares            7,464,710          77.6             151,027           1.6              22,259           .2

Class B Preferred Shares      934,801          33.5              97,996           3.5              16,446           .6

Combined                  137,011,669          67.2          10,629,095           5.2             718,222           .4